Filed Pursuant to Rule 433

Free Writing Prospectus dated October 28, 2022

Relating to Preliminary Prospectus Supplement dated October 28, 2022

Prospectus dated October 22, 2021

Registration No. 333-260437

Honeywell International Inc.

Pricing Term Sheet

4.850% Senior Notes due 2024

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$400,000,000

Coupon:	4.850%

Stated Maturity Date:	November 1, 2024

Benchmark Treasury:	4.250% due September 30, 2024

Benchmark Treasury Price / Yield:	99.19-3/4 / 4.459%

Spread to Benchmark Treasury:	+ 40 bps

Yield to Maturity:	4.859%

Price to Public:	99.983% of the principal amount

Trade Date:	October 28, 2022

Original Issue/Settlement Date:	November 2, 2022 (T+3)

Interest Payment Dates:	May 1 and November 1 of each year, commencing May 1, 2023

Optional Redemption:	Make-whole call at T+10 basis points

CUSIP / ISIN:	438516CH7 / US438516CH73

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Concurrent Offering	Earlier today, the Issuer priced €1,000,000,000 aggregate principal amount of 4.125% Notes due 2034 (the “concurrent offering”). The concurrent offering is being made by means of a separate prospectus supplement and not by means of the prospectus supplement to which this pricing term sheet relates. This communication is not an offer of any securities of the Issuer other than the notes to which this pricing term sheet relates. The concurrent offering may not be completed, and the completion of the concurrent offering is not a condition to the completion of the offering of the notes to which this pricing term sheet relates

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Mizuho Securities USA LLC Morgan Stanley & Co. LLC

Senior Co-Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

SMBC Nikko Securities America, Inc.

Wells Fargo Securities, LLC

BBVA Securities Inc.

BNP Paribas Securities Corp.

Santander Investment Securities Inc.

SG Americas Securities, LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

UniCredit Capital Markets LLC

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Deutsche Bank Securities Inc. at 1-800-503-4611, Goldman Sachs & Co. LLC at 1-866-471-2526, Mizuho Securities USA LLC at 1-866-271-7403 or Morgan Stanley & Co. LLC at 1-866-718-1649.

We expect that delivery of the notes will be made to investors on or about November 2, 2022, which will be the third business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

4.950% Senior Notes due 2028

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$500,000,000

Coupon:	4.950%

Stated Maturity Date:	February 15, 2028

Benchmark Treasury:	4.125% due September 30, 2027

Benchmark Treasury Price / Yield:	99.20-3/4 / 4.204%

Spread to Benchmark Treasury:	+ 75 bps

Yield to Maturity:	4.954%

Price to Public:	99.989% of the principal amount

Trade Date:	October 28, 2022

Original Issue/Settlement Date:**	November 2, 2022 (T+3)

Interest Payment Dates:	February 15 and August 15 of each year, commencing February 15, 2023

Optional Redemption:	Prior to January 15, 2028, make-whole call at T+15 basis points; par call on and after January 15, 2028

CUSIP / ISIN:	438516CJ3 / US438516CJ30

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Concurrent Offering	Earlier today, the Issuer priced €1,000,000,000 aggregate principal amount of 4.125% Notes due 2034 (the “concurrent offering”). The concurrent offering is being made by means of a separate prospectus supplement and not by means of the prospectus supplement to which this pricing term sheet relates. This communication is not an offer of any securities of the Issuer other than the notes to which this pricing term sheet relates. The concurrent offering may not be completed, and the completion of the concurrent offering is not a condition to the completion of the offering of the notes to which this pricing term sheet relates

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Mizuho Securities USA LLC Morgan Stanley & Co. LLC

Senior Co-Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

SMBC Nikko Securities America, Inc.

Wells Fargo Securities, LLC

BBVA Securities Inc.

BNP Paribas Securities Corp.

Santander Investment Securities Inc.

SG Americas Securities, LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

UniCredit Capital Markets LLC

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Deutsche Bank Securities Inc. at 1-800-503-4611, Goldman Sachs & Co. LLC at 1-866-471-2526, Mizuho Securities USA LLC at 1-866-271-7403 and Morgan Stanley & Co. LLC at 1-866-718-1649.

**We expect that delivery of the notes will be made to investors on or about November 2, 2022, which will be the third business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Honeywell International Inc.

Pricing Term Sheet

5.000% Senior Notes due 2033

Issuer:	Honeywell International Inc.

Security Type:	Senior Unsecured

Offering Format:	SEC Registered

Principal Amount:	$1,100,000,000

Coupon:	5.000%

Stated Maturity Date:	February 15, 2033

Benchmark Treasury:	2.750% due August 15, 2032

Benchmark Treasury Price / Yield:	89.24+ / 4.025%

Spread to Benchmark Treasury:	+ 110 bps

Yield to Maturity:	5.125%

Price to Public:	99.018% of the principal amount

Trade Date:	October 28, 2022

Original Issue/Settlement Date:**	November 2, 2022 (T+3)

Interest Payment Dates:	February 15 and August 15 of each year, commencing February 15, 2023

Optional Redemption:	Prior to November 15, 2022, make-whole call at T+20 basis points; par call on and after November 15, 2032

CUSIP / ISIN:	438516CK0 / US438516CK03

Expected Ratings (Moody’s / S&P / Fitch):*	A2 / A / A

Concurrent Offering	Earlier today, the Issuer priced €1,000,000,000 aggregate principal amount of 4.125% Notes due 2034 (the “concurrent offering”). The concurrent offering is being made by means of a separate prospectus supplement and not by means of the prospectus supplement to which this pricing term sheet relates. This communication is not an offer of any securities of the Issuer other than the notes to which this pricing term sheet relates. The concurrent offering may not be completed, and the completion of the concurrent offering is not a condition to the completion of the offering of the notes to which this pricing term sheet relates

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Mizuho Securities USA LLC Morgan Stanley & Co. LLC

Senior Co-Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

SMBC Nikko Securities America, Inc.

Wells Fargo Securities, LLC

BBVA Securities Inc.

BNP Paribas Securities Corp.

Santander Investment Securities Inc.

SG Americas Securities, LLC

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

UniCredit Capital Markets LLC

Co-Managers:

Academy Securities, Inc.

Barclays Capital Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

ICBC Standard Bank Plc

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and the accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the accompanying prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Deutsche Bank Securities Inc. at 1-800-503-4611, Goldman Sachs & Co. LLC at 1-866-471-2526, Mizuho Securities USA LLC at 1-866-271-7403 and Morgan Stanley & Co. LLC at 1-866-718-1649.

**

We expect that delivery of the notes will be made to investors on or about November 2, 2022, which will be the third business day following the date of this pricing term sheet (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to their date of delivery will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.